Exhibit 99.1

Amarantus Appoints Iain Ross to Board of Directors

San Francisco, CA and Geneva, SWITZERLAND – August 29, 2014 - Amarantus Bioscience Holdings, Inc. (OTCQB: AMBS), a biotechnology company focused on the discovery and development of novel diagnostics and therapeutics related to endoplasmic reticulum stress, cell cycle dysregulation, neurodegeneration and apoptosis, today announced the appointment of Mr. Iain Ross to the Company’s Board of Directors, Mr. Ross brings over 30 years of biopharmaceutical industry experience to Amarantus across executive management, investment and directorship roles.

“Amarantus is poised to become a leading company on the cutting edge of neurodegenerative disease diagnostic and drug development,” said Iain Ross, a newly-appointed member of the Amarantus Board of Directors. “The Company has made several key strategic decisions in the last 2 years that have led to significant appreciation in shareholder value and scientific creditability. As the Company continues on this trajectory, I believe I will be able to bring significant experience and expertise in strategic planning and execution that will pave the way for continued shareholder value creation. I am extremely pleased to be joining Amarantus as it works toward listing its common shares on a national stock exchange in the United States.”

Following a career with multi-national companies including Sandoz, Fisons plc and Hoffman La Roche, Mr Ross joined the Board of Celltech Group plc in 1991 and was responsible for building Celltech Biologics, the contract manufacturing division which was later sold to Alusuisse Lonza. For the last 18 years he has undertaken a number of start-ups and development stage companies as a board member on behalf of private equity groups and banks, including Quadrant Healthcare plc, Allergy Therapeutics Ltd, Eden Biodesign Ltd, Phadia AB and Silence Therapeutics plc.

Currently he is Chairman of the Board of Ark Therapeutics Group PLC and Biomer Technology Ltd, and is also a Non-Executive Director of Benitec Biopharma Limited , Novogen Limited and Tissue Therapies Ltd each of which is traded on the Australian Securities Exchange. He is a Qualified Chartered Director of the UK Institute of Directors and Vice Chairman of the Council of Royal Holloway, University of London.

“Mr. Ross has an extensive background in biologic drug development, and strategic corporate transactions that have led to significant accretion of shareholder value,” said Gerald E. Commissiong, President & CEO of Amarantus. “As we continue on our path to build a world class company, we believe adding Iain’s leadership to our Board, along with his extensive network in Europe and Australia, will bolster our position as a leading emerging growth company and broaden our transactional purview.”

About Amarantus BioScience Holdings, Inc.

Amarantus is a biotechnology company developing treatments and diagnostics for diseases associated with neurodegeneration and protein misfolding-related apoptosis. The Company has licensed Eltoprazine a phase 2b ready indication for Parkinson's Levodopa induced dyskinesia. The Company has an exclusive worldwide license to the Lymphocyte Proliferation test ("LymPro Test(R)") for Alzheimer's disease and owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF") and is developing MANF-based products as treatments for brain disorders. Amarantus is a Founding Member of the Coalition for Concussion Treatment (#C4CT), a movement initiated in collaboration with Brewer Sports International seeking to raise awareness of new treatments in development for concussions and nervous-system disorders. The Company also owns intellectual property for the diagnosis of Parkinson's disease ("NuroPro") and the discovery of neurotrophic factors ("PhenoGuard"). For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

CONTACTS

Amarantus Bioscience Holdings, Inc.:

Robert Farrell

Chief Financial Officer

408.737.2734 x 102

and

Aimee Boutcher

Investor Relations

408.737.2734 x 101

ir@amarantus.com

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